                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 13, 2005
                               (January 11, 2005)

                              RITE AID CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                          1-5742             23-1614034
(State or other jurisdiction of          (Commission         (IRS Employer
incorporation or organization)           File Number)     Identification Number)

                  30 HUNTER LANE, CAMP HILL, PENNSYLVANIA 17011
                    (Address of principal executive offices)

                                 (717) 761-2633
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

         On January 11, 2005, Rite Aid Corporation (the "Company") completed the offering of $200 million aggregate principal amount of its 7.5% Senior Secured
Notes due January 15, 2015 (the "Notes") to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation
S, under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with the offering of the Notes, the Company entered into a registration rights agreement, dated as of January 11, 2005 (the "Closing
Date"), by and among the Company, certain subsidiaries of the Company named therein, as guarantors (the "Subsidiary Guarantors"), and Citigroup Global
Markets Inc. and J.P. Morgan Securities Inc., as initial purchasers (the
"Registration Rights Agreement"). The Registration Rights Agreement requires the
Company and the Subsidiary Guarantors, at their cost, to among other things: (i)
file a registration statement within 90 days after the issue date of the Notes
(the "Original Issue Date") to be used in connection with the exchange of the
Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes) and secured on a pari passu basis by the same collateral as the Notes; (ii) use their best efforts to cause the registration statement to become effective under the Securities Act within
180 days after the filing date of the registration statement; and (iii) initiate the exchange offer as soon as practicable after the registration statement is declared effective by the Securities and Exchange Commission (the "SEC"). In
addition, under certain circumstances, the Company and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the
Notes.

         If: (i) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness; (iii) the Company and the Guarantors fail to consummate the exchange offer within 210 days after the Original Issue Date;
(iv) a shelf registration statement, if required, has not been filed on or prior to the 30th day after the Company's obligation to file a shelf registration statement arises; (v) any required registration statement is filed and declared effective but thereafter ceases to be effective (subject to certain exceptions)
(each such event referred to in clauses (i) through (v) above, a "Registration
Default"), then the Company will be obligated to pay additional interest to each holder of Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration
Default, at a rate of 0.25% per annum on the principal amount of Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50%
per annum on the principal amount of Notes that are subject to transfer restrictions. The Company shall not be required to pay additional interest for more than one Registration Default at any given time. Following the cure of the
Registration Default, the accrual of additional interest will cease.

         The initial purchasers and their affiliates have performed investment banking, commercial banking and advisory services for the Company from time to time for which they have received customary fees and expenses. Citicorp Global
Markets Inc. and J.P. Morgan Securities Inc. are the exclusive joint lead arrangers and joint bookrunners under the Company's senior credit facility. An affiliate of Citigroup is a lender, the administrative agent and collateral processing agent under the senior credit facility, and an affiliate of JPMorgan is a lender, the syndication agent and collateral

processing agent under the senior credit facility. In connection with acting as arrangers, lenders and agents under the senior credit facility, Citigroup and
JPMorgan and their respective af?liates each receive, and will receive, customary fees.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
           UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On January 11, 2005, Rite Aid Corporation completed the offering of
$200 million aggregate principal amount of 7.5% Senior Secured Notes due January
15, 2015 to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act. The
Company became obligated under the Notes on January 11, 2005. The Notes were issued pursuant to an Indenture, dated as of January 11, 2005, among the
Company, the subsidiary guarantors described therein and BNY Midwest Trust
Company, as trustee (the "Indenture"). The Notes are unsecured, unsubordinated obligations of the Company and rank pari passu with all existing and future unsubordinated unsecured debt of the Company. The Company's obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, subject to certain limitations, by certain subsidiaries of the Company that from time to time guarantee the Company's obligations under its senior credit facility. The guarantees of the Notes are secured, subject to permitted liens, by shared second priority liens granted by the Subsidiary Guarantors on all of the assets that secure the Company's obligations under the senior credit facility (subject to certain exceptions).

         The Notes are initially subject to transfer restrictions; however, the publicly registered exchange notes for which they will be exchanged pursuant to the Registration Rights Agreement, may, upon their issuance, be generally resold or otherwise transferred without restriction. The Notes have a fixed annual interest rate of 7.5%, which will be paid semiannually in arrears on January 15 and July 15, commencing July 15, 2005 (the first interest payment shall include accrued interest on the notes from January 11, 2005).

         At any time prior to January 15, 2008, the Company may, at any time and from time to time, redeem up to 35% of the original aggregate principal amount of Notes (including additional Notes, if any, issued after January 11, 2005) at a redemption price of 107.500% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the proceeds of one or more equity offerings; provided, however, that: (i) at least 65% of the original aggregate principal amount of Notes (including additional Notes, if any) remains outstanding immediately after such redemption; and (ii) the redemption occurs within 75 days of the date of the closing of such equity offering. Prior to January 15, 2010, the Company may redeem some or all of the
Notes at a specified make-whole premium. On or after January 15, 2010, the
Company may redeem all or a part of the Notes at the redemption prices listed below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve month period beginning on January 15 of the years indicated below, subject to the rights of noteholders of record on the relevant record date to receive interest on the relevant interest payment date: 2010 at a redemption price of 103.750%;
2011 at a redemption price of 102.500; 2012 at a redemption price of 101.250%
and 2013 and thereafter at a redemption price of 100.000%.

         The Company is not required to make mandatory sinking fund payments with respect to the Notes.

         Upon a change of control, as defined in the Indenture, the Company is required to offer to purchase all of the Notes then outstanding for cash at 101%
of the principal amount thereof plus accrued and unpaid interest, if any to the purchase date. When the aggregate amount of excess proceeds (as defined in the
Indenture) from certain asset or collateral sales exceeds $20.0 million, the
Company will be required to make an offer to purchase the Notes, on a pro rata basis according to principal amount at maturity, at a purchase price equal to
100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

         Each of the following constitutes an event of default under the
Indenture: (i) failure to pay, when due, interest on the Notes and such failure continues for 30 days; (ii) failure to pay, when due, any principal of or premium, if any, on the Notes; (iii) failure to comply with certain covenants regarding merger, consolidation or sale of assets; (iv) failure to comply with any other covenants or agreements in the Notes or the Indenture (other than the failures described in clauses (i)-(iii) above), for 30 days after written notice to comply with such provisions is given to the Company; (v) default under any indenture or certain other instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or certain of its subsidiaries (or the payment of which is guaranteed by the Company or certain of its subsidiaries), which results in the acceleration of the maturity of such debt, or the failure to pay such debt at final maturity, in an aggregate amount greater than $35 million; (vi) any judgment or judgments in an aggregate amount of $35 million is rendered aginst the Company or certain of its subsidiaries and is not waived, satisfied or discharged for 30 consecutive days, during which a stay of enforcement is not in effect; (vii) certain events involving bankruptcy, insolvency or reorganization of the Company or certain of its subsidiaries; (viii) any subsidiary guarantee ceases to be in full force and effect (other than in accordance with the terms of such subsidiary guarantee and the Indenture) and such default continues for
10 days after notice, or any Subsidiary Guarantor denies or disaffirms its obligations under its subsidiary guarantee; (ix) the material impairment of the security interests which secure certain of the Company's second priority debt obligations; (x) for so long as the Company's 12.5% Senior Secured Notes Due
2006 (the "12.5% Notes") remain outstanding, a default under clause (9) or (10)
of the definition of "Event of Default" under the indenture governing the 12.5%
Notes. An event of default, if not cured or waived, can result in acceleration of the Notes.

         A default under clause (iv), (viii) or (ix) above is not an event of default until the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company of the default and the
Company does not cure such default within the time specified after receipt of such notice.

         In the case of an event of default arising from (vii) above, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind such acceleration if all events of default, other than the nonpayment of accelerated amounts due, have been cured or waived as provided in the Indenture.

         The covenants in the Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (i) incur additional debt;
(ii) pay dividends and make other restricted payments; (iii) purchase, redeem, or retire capital stock or subordinated debt; (iv) enter into transactions with affiliates; (v) create or permit certain liens; (vi) enter into transactions with affiliates; (vii) provide subsidiary guarantees; (viii) make certain investments, loans and advances; (ix) consolidate or merge or sell all or substantially all of its assets; and (x) create or permit restrictions on the ability of certain subsidiaries to pay dividends or make other distributions to the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         99.1     Registration Rights Agreement, dated as of January 11, 2005, by and among the Company, certain subsidiaries of the Company named therein, as guarantors, and Citigroup Global Markets
                  Inc. and J.P. Morgan Securities Inc., as initial purchasers.

         99.2     Indenture, dated as of January 11, 2005, among the Company, certain subsidiaries of the Company named therein, as
                  guarantors, and BNY Midwest Trust Company, as trustee.

                              RITE AID CORPORATION

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 RITE AID CORPORATION
                                                 --------------------
                                                 (Registrant)

Date: January 13, 2005                           By:

                                                 /s/ ROBERT B. SARI
                                                 -------------------------------
                                                 Name:  Robert B. Sari
                                                 Title: Senior Vice President,
                                                        General Counsel and
                                                        Secretary